Exhibit j

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Fidelity Inflation-Protected Bond Fund, which is included in Post-Effective Amendment No. 92 to the Registration Statement No. 811-2105 on Form N-1A of Fidelity Fixed-Income Trust.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
September 24, 2002